Exhibit 15.1
     Letter on Unaudited Interim Financial Information




April 13, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Apollo Group, Inc. has incorporated by reference our report dated March 12, 1999 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in its Registration Statements on Form S-8 (Nos. 33-87844, 33-88982, 33-88984 and 33-63429). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ PricewaterhouseCoopers LLP